Exhibit 99.1

Media contact:
Polly Manuel | 205-970-5912
Media@encompasshealth.com

Investor relations contact:
Mark Miller | 205-970-5860
Mark.Miller@encompasshealth.com

Encompass Health announces pricing of $500 million of senior notes due 2034 in a private offering
BIRMINGHAM, Ala., May 14, 2026 — Encompass Health Corp. (NYSE: EHC) today announced the pricing of a private offering of $500 million in aggregate principal amount of 5.875% senior notes due 2034 (the “Notes”) at a price of 100% of the principal amount thereof. The Company will pay interest on the Notes semiannually in arrears on June 1 and Dec. 1 of each year, beginning on Dec. 1, 2026. The Notes will be jointly and severally guaranteed on a senior unsecured basis by all of its existing and future subsidiaries that guarantee borrowings under the Company’s credit agreement and other capital markets debt. This offering is expected to close on May 29, 2026, subject to customary closing conditions.
The Company intends to use the net proceeds from this offering, together with available cash on hand, to redeem at par $400 million in aggregate principal amount of its outstanding 4.500% Senior Notes due 2028, to repay $100 million of the outstanding amounts under the Company’s senior secured revolving credit facility and to pay certain related fees and expenses in connection with the foregoing.

The Notes have been offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The offer and any sale of the Notes and the related guarantees have not been and will not be registered under the Securities Act or any state securities laws, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release shall not constitute a notice of redemption with respect to the notes to be redeemed.

About Encompass Health
Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States. With a national footprint that includes 175 hospitals in 39 states and Puerto Rico, the Company provides high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. Encompass Health is recognized as America’s Most Awarded Leader in Inpatient Rehabilitation by Newsweek and Statista and is ranked among Fortune's World’s Most Admired Companies™, Forbes’ America’s Best Companies and Becker’s Healthcare’s Top Places to Work in Healthcare. For more information, visit encompasshealth.com, or follow us on our newsroom, X, Instagram and Facebook.

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Forward-looking statements
Statements contained in this press release which are not historical facts, such as the completion of the private offering of the Notes and the use of proceeds from the offering, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, Encompass Health’s ability to complete the offering of the Notes; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health’s information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health’s services by governmental or private payors; a significant disruption in the capital markets or economy; and other factors which may be identified from time to time in Encompass Health’s SEC filings and other public announcements, including its Form 10-K for the year ended Dec. 31, 2025 and Form 10-Q for the quarter ended March 31, 2026.

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